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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-107756 of Dot Hill Systems Corp. on Form S-3 of our reports dated March 17, 2003, included in the Annual Report on Form 10-K/A of Dot Hill Systems Corp. for the year ended December 31, 2002, and to the use of our report dated March 17, 2003, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

San Diego, California
August 11, 2003

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT